SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: December 14, 2000

Commission File Number 1-6926

C. R. BARD, INC.

(Exact name of registrant as specified in its charter)

New Jersey	22-1454160
(State of incorporation)	(I.R.S. Employer Identification No.)

730 Central Avenue, Murray Hill, New Jersey 07974

(Address of principal executive offices)

Registrant's telephone number including area code:	(908) 277-8000

Item 5. Other Events

See the following press release, dated December 14, 2000 announcing that Bard will not exercise its option to acquire the remaining capital stock of Endologix, Inc.

Contact: Todd C. Schermerhorn

Vice President and Treasurer

(908) 277-8139

BARD TO ALLOW ENDOLOGIX OPTION TO EXPIRE

MURRAY HILL, NJ December 14, 2000 C. R. Bard, Inc. (NYSE-BCR), today announced that it will not exercise its option to acquire the remaining capital stock of Endologix, Inc., a California- based company involved in the development of endoluminal grafts used for the minimally invasive treatment of abdominal aortic aneurysms. Bard will continue in its role as exclusive distributor for Endologix's product in Europe and Australia.

"We remain committed to our goal of leadership in the treatment of peripheral vascular disease," said William H. Longfield, Bard's Chairman and Chief Executive Officer. "While the Endologix AAA device continues to show promise, considerable time and expense will still be necessary to develop this market. We do not believe this opportunity warrants the significant investment required under the option agreement," Longfield concluded.

The company expects to take a fourth quarter charge associated with this decision.

C. R. Bard, Inc., headquartered in Murray Hill, New Jersey, is a leading multinational developer, manufacturer and marketer of health care products in the fields of vascular, urology, oncology and surgical specialty products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
C. R. BARD, INC.
(Registrant)
Charles P. Slacik /s/
Charles P. Slacik
Senior Vice President and Chief Financial Officer

Date: December 18, 2000